CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide Variable Account-4:

We consent to the use of our reports for Nationwide Variable Account-4 dated March 4, 2005 and for Nationwide Life Insurance Company and subsidiaries dated March 1, 2005 included herein, and to the reference to our firm under the heading "Services" in the Statement of Additional Information (File No. 333-62692). Our report for Nationwide Life Insurance Company and subsidiaries refers to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Separate Accounts in 2004.





KPMG LLP
Columbus, Ohio
January 27, 2006